As filed with the Securities and Exchange Commission on June 28, 2007

File No. 333-________

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

Wave Systems Corp.

(Exact Name of Registrant as Specified in its Charter)

Delaware	13-3477246
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification No.)

480 Pleasant Street, Lee, Massachusetts 01238

(Address of Principal Executive Offices) (Zip Code)

AMENDED AND RESTATED 1994 EMPLOYEE STOCK OPTION PLAN

(Full Title of the Plan)

Steven K. Sprague
Chief Executive Officer
480 Pleasant Street
Lee, Massachusetts 01238

(Name and address of Agent for Service)

(413)-243-1600

Telephone Number, Including Area Code, of Agent for Service

Copy to:

Neil W. Townsend

Bingham McCutchen LLP

399 Park Avenue

New York, NY 10022

(212) 705-7000

CALCULATION OF REGISTRATION FEE

Title of Securities Registered	Amount to be Registered(1)(2)	Proposed Maximum Offering Price Per Share(3)	Proposed Maximum Aggregate Offering Price(3)	Amount of Registration Fee
Class A Common Stock, $0.01 par value	7,833,334	$2.02	$15,823,334.68	$485.78

(1)             Pursuant to Rule 416(c) under the Securities Act of 1933, as amended (the “Securities Act”), this registration statement also covers an indeterminate number of additional shares of Class A common stock that may be issuable under the above-named plan by reason of any merger, consolidation, reorganization, recapitalization, stock dividend, stock split or other event involving the Registrant.

(2)             Represents 7,833,334 additional shares of Class A common stock reserved for issuance under Wave Systems Corp.’s (the “Registrant”) Amended and Restated 1994 Employee Stock Option Plan (the “Plan”). Shares issuable under the Plan were previously registered pursuant to registration statements on Form S-8 (File Nos.: 333-69041, 333-11611 and 33-97612) filed with the Securities and Exchange Commission (“SEC”) and effective on December 16, 1998, September 9, 1996 and October 2, 1995, respectively.

(3)             Estimated solely for the purpose of calculating the registration fee pursuant to the provisions of Rules 457 (c) and 457(h) under the Securities Act, based on the average of the high and low prices of the Registrant’s Class A common stock, $0.01 par value per share, as reported on the Nasdaq Global Market on June 21, 2007.

Introduction

This registration statement on Form S-8 relates to shares of the Class A common stock, par value $0.01 per share, of Wave Systems Corp. (the “Registrant”), which may be issued under the Registrant’s Amended and Restated 1994 Employee Stock Option Plan (the “Plan”).  This registration statement is being filed to register an additional 7,833,334 shares of the Registrant’s Class A common stock subject to issuance under the Plan.  In accordance with Instruction E to Form S-8, the contents of the prior registration statements on Form S-8 (File Nos.: 333-69041, 333-11611 and 33-97612) filed with the Securities and Exchange Commission (the “SEC”) on December 16, 1998, September 9, 1996 and October 2, 1995, respectively, are hereby incorporated by reference.

Item 3.    Incorporation of Documents by Reference.

The following documents filed by the Registrant with the SEC are hereby incorporated by reference in this registration statement:

(a)                                  The Registrant’s latest Annual Report on Form 10-K for the fiscal year ended December 31, 2006 filed on March 16, 2007;

(b)                                 The Registrant’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2007 filed on May 10, 2007;

(c)                                  The Registrant’s Current Reports on Form 8-K filed on March 15, 2007, May 11, 2007, and May 25, 2007, and Form 8-K/A filed on March 16, 2007; and

(d)                                 The description of the Class A Common Stock contained in the Registrant’s registration statement on Form 8-A, as filed with the SEC under Section 12(g) of the Exchange Act on August 22, 1994 including any amendment or report filed for the purpose of updating such description.

In addition, all documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934 prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all of such securities then remaining unsold, shall be deemed to be incorporated by reference into this registration statement and to be a part hereof from the date of filing of such documents.  Any statement contained herein or in a document, all or a portion of which is incorporated or deemed to be incorporated by reference herein, shall be deemed to be modified or superseded for purposes of this registration statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement.  Any such statement so modified or superseded shall not be deemed, except as so modified or amended, to constitute a part of this registration statement.

Item 8.    Exhibits.

The following exhibits are filed as part of this registration statement:

4.1*                          Form of Stock Certificate of Class A common stock (incorporated by reference to Exhibit 4.1 of registration statement on Form S-1, File No. 33-75286).

5.1                                 Opinion and Consent of Bingham McCutchen LLP as to the legality of the securities being registered.

23.1                           Consent of Bingham McCutchen LLP (included in Exhibit 5.1).

23.2                           Consent of KPMG LLP, independent registered public accounting firm.

24.1                           Power of Attorney (included on signature page to this registration statement).

99.1*                    Amended and Restated 1994 Employee Stock Option Plan (incorporated by reference to  Exhibit 1 to the definitive proxy statement filed by the Registrant with the SEC on April 18, 2007 and to additional definitive proxy soliciting materials filed on May 7, 2007).

Incorporated herein by reference.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Town of Lee, State of Massachusetts, on this 28th day of June, 2007.

WAVE SYSTEMS CORP.

By:	/s/ Steven K. Sprague
Steven K. Sprague, Chief Executive Officer

POWER OF ATTORNEY

We, the undersigned Officers and Directors of Wave Systems Corp., hereby severally constitute and appoint Steven K. Sprague and Gerard T. Feeney and each of them singly, our true and lawful attorneys with full power to them, and each of them singly, to sign for us and in our names in the capacities indicated below, the registration statement on Form S-8 filed herewith and any and all post-effective amendments to said registration statement, and generally to do all such things in our names and on our behalf in our capacities as Officers and Directors to enable Wave Systems Corp. to comply with the provisions of the Securities Act of 1933, as amended, and all requirements of the Securities and Exchange Commission, hereby ratifying and confirming our signatures as they may be signed by our said attorneys or any of them, to said registration statement and any and all amendments thereto.

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities and on the date indicated.

Signature	Title	Date

/s/ Steven K. Sprague	President, Chief Executive Officer and	June 28, 2007
Steven K. Sprague	Director

/s/ John E. Bagalay, Jr.	Chairman	June 28, 2007
John E. Bagalay, Jr.

/s/ George Gilder	Director	June 28, 2007
George Gilder

/s/ John E. McConnaughy, Jr.	Director	June 28, 2007
John E. McConnaughy, Jr.

/s/ Nolan Bushnell	Director	June 28, 2007
Nolan Bushnell

/s/ Gerald T. Feeney	Senior Vice President, Finance and	June 28, 2007
Gerald T. Feeney	Administration, Chief Financial Officer and Secretary (Principal Financial Officer, Principal Officer and Duly Authorized Officer of the Registrant)

INDEX TO EXHIBITS

Exhibit Number	Description
4.1*	Form of Stock Certificate of Class A common stock (incorporated by reference to Exhibit 4.1 of registration statement on Form S-1, File No. 33-75286).

5.1	Opinion and Consent of Bingham McCutchen LLP as to the legality of the securities being registered.

23.1	Consent of Bingham McCutchen LLP (included in Exhibit 5.1).

23.2	Consent of KPMG LLP, independent registered accounting firm.

24.1	Power of Attorney (included on signature page to this registration statement).

99.1*

Amended and Restated 1994 Employee Stock Option Plan (incorporated by reference to Exhibit 1 to the definitive proxy statement filed by the Registrant with the SEC on April 18, 2007 and to additional definitive proxy soliciting materials filed with the SEC on May 7, 2007).

*                    Incorporated herein by reference.